PEAR TREE ADVISORS, INC.

ADVISORY CONTRACT

Advisory Contract ("Contract") dated as of February 1, 2012, between PEAR TREE ADVISORS, INC., a Delaware corporation (the "Manager") and PANAGORA ASSET MANAGEMENT, INC., a Delaware corporation (the "Advisor").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES  TO BE RENDERED BY ADVISOR TO TRUST.

(a) Subject always to the control of  the trustees (the "Trustees") of Pear Tree Funds, a Massachusetts business trust (the "Trust"), and the Manager, the Advisor, at its expense, will furnish continuously an investment program for Pear Tree PanAgora Dynamic Emerging Markets Fund (the "Fund"), a separate series of the Trust.   The Advisor will determine what securities shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. In the performance of its duties, the Advisor will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended, and the stated investment objectives, policies and  restrictions of the Fund  as set  forth in the then current Prospectus and Statement of Additional Information of the Fund and with other written policies which the Trustees or the Manager may from time-to-time determine and of which the Advisor has received notice.  In furnishing an investment program to the Fund and in determining what securities shall be purchased, held, sold or exchanged by the Fund, the Advisor shall (1) comply in all material respects with all provisions of applicable law governing its duties and responsibilities hereunder, including, without limitation, the Investment Company Act of 1940 (the "1940  Act"), and the Rules and Regulations thereunder;· the Investment Advisors Act of

1940, and the Rules and Regulations thereunder; the Internal Revenue Code of 1986, as amended. (the  "Code"),  relating  to  regulated  investment  companies  and  all  Rules  and  Regulations thereunder; the Insider Trading and Securities Fraud Enforcement Act of 1988; and such other laws as may be applicable to its activities as Advisor to the Fund and (2) use its best efforts to manage the Fund so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Advisor shall make its officers and employees available to the Manager or Trustees from time-to-time at reasonable times to review investment policies of the Fund and to consult with the Manager and/or Trustees regarding the investment affairs of the Fund.

(b)       The Advisor, at its expense, will (1) furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder, (2) keep records relating to the purchase, sale or current status of portfolio securities, (3)  provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (4) furnish to the Manager such reports and records regarding the Fund and the Advisor as the Manager or Trustees shall from time-to-time request, and, (5) upon reasonable notice, review written references to the Advisor, or its methodology, whether in a Prospectus, Statement of Additional Information, sales material or otherwise.  The Advisor shall have no obligation with respect to the determination of the Fund's net asset value, except to provide the Trust's custodian with information as to the securities held in the Fund's portfolio.  The Advisor shall not be obligated to provide shareholder accounting services.

(c)        The  Advisor  shall  place  all  orders  for  the  purchase and  sale  of  portfolio investments for the Fund's  account with brokers or dealers selected by the Advisor.   In the selection of such brokers or dealers and the placing of such orders, the Advisor shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage and research services as described below.  In using its best efforts to obtain for the Fund the most favorable price and execution available, the Advisor, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions.  Subject to·such written policies as the Trustees or the Manager may determine, and of which the Advisor has received notice and which the Advisor has accepted in writing, the Advisor shall  not  be deemed to have acted  unlawfully or  to  have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Advisor and/or the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's and/or Manager's overall responsibilities with respect to the Trust and to other clients as to which the Advisor and/or Manager or  persons controlled by or under common control with the Advisor and/or Manager exercise investment discretion. The Advisor agrees that in connection with purchase or sales of portfolio instruments for the Fund's account, neither the Advisor nor any officer, director, employee or agent of the Advisor shall act as principal or receive any commission other than as provided in Section 3.

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(d)        The assets of the Fund shall be held by the Trust's custodian in an account which the Trust has directed the Custodian to open.   The Advisor shall at no time have custody or physical control of any of the assets of the Fund.  The Manager shall cause such custodian to provide the Advisor with such information and reports concerning the Fund or its assets as the Advisor may from time to time reasonably request and to accept instructions from the Advisor with respect to such assets and transactions by the Fund in the performance of the Advisor's duties hereunder.   The Advisor shall have no liability or obligation to pay the cost of such custodian or any of its services.

(e)        Advice rendered to the Fund shall be confidential and may not be used by any shareholder, Trustee, officer, director, employee or agent of the Trust or of the Manager or by the sub-advisor of any other fund of the Trust.  Non-public information provided to the Manager on a confidential basis regarding the methodology of the Advisor shall not be made publicly available by the Manager, except that such information may be disclosed to the Trustees and may be disclosed to the extent necessary to comply with the federal and state securities laws and, if practical and on the advice of counsel to the Trust, after notice to the Advisor, upon order of any court or administrative agency or self-regulatory organization of which the Manager or its affiliates are members.

(f)          The Advisor shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Advisor pursuant to this Section I.

2.           OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and that the Advisor and any person controlled by or under common control with the Advisor may have an interest in the Trust.  It is also understood that the Advisor and persons controlled by or under common control with the Advisor have and may have advisory, management, service or other contracts with other organizations (including other investment companies and other managed accounts) and persons, and may have other interests and businesses.

Nothing in this Contract shall prohibit the Advisor or any of its affiliates from providing any services for any other person or entity or limit the services which the Advisor or any such affiliate can provide to any person or entity. The Manager understands and agrees that the Advisor and its affiliates perform investment advisory and investment management services for various clients other than the Manager and the Trust.  The Manager agrees that the Advisor and its affiliates may give advice and take action in the performance of duties with respect to any other client which may differ from advice given, or the timing or nature of action taken, with respect to the Fund.  Nothing in this Contract shall be deemed to impose upon the Advisor any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Advisor or any of its affiliates may purchase or sell for its own account or for the account of any other client, so long as it continues to be the policy and practice of the Advisor not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

3.           COMPENSATION TO BE PAID BY THE MANAGER TO THE ADVISOR.

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The Fund, as directed by the Manager will pay to the Advisor from the fees payable to the Advisor under the Manager's investment management agreement with  the Trust, as compensation for the Advisor's services rendered and for the expenses borne by the Advisor pursuant to Section I, a fee, computed and paid monthly at the annual rate of0.47% of the aggregate average daily net asset value of the Fund for assets in the Fund up to $300,000,000 and 0.50% of the aggregate average daily net asset value of the Fund for assets over $300,000,000.

Such average daily Net Assets of the Fund shall be determined by taking an average of all the  determinations  of  such  Net  Assets  during  such  month  at  the  close  of  business  on  each business day, and for non-business days, the net asset value determined on the previous business day, during such month while this Contract is in effect.  Such fee shall be payable for each month within 30 days after the end of each month, beginning with the first full month of the contract.

4.	ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS TO THIS CONTRACT.

This Contract  shall automatically  terminate, without the payment of any penalty, in the event  of its assignment  or  in the event  that the Manager's  investment  management  agreement with  the Trust is terminated generally, or with respect to the Fund; and this Contract shall not be amended unless (i) such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Fund, and (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees  of the Trust  who are not interested  persons  of  the  Trust  or  of  the  Manager  or  of  the  Advisor.  Notwithstanding   the foregoing, shareholder approval will not be required for amendments to this Contract if the Fund obtains   an  exemptive   order  from   the  Securities   and  Exchange   Commission   (the  "SEC") permitting amendments to this Contract without shareholder approval.

5.           EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective on February 1, 2102, or such other time as shall be agreed upon by the Manager and the Advisor, and shall remain in full force and effect as to the Fund continuously  thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a)        The Trust or the Manager may at any time terminate this Contract as to the Fund by not  more  than  sixty  days'  or  less  than  thirty  days'  written  notice  delivered  or  mailed  by registered mail, postage prepaid, to the Advisor, or

(b)        The Advisor may at any time terminate this Contract as to the Fund by not less than  one  hundred  fifty  days'  written  notice  delivered  or  mailed  by  registered  mail,  postage prepaid, to the Manager, or

(c)         If (i) the Trustees of the Trust, or the shareholders  by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii)  a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Advisor, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to the Fund at the close of business on the second anniversary of the effective date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of the

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Fund for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Advisor may continue to serve hereunder in a manner consistent with the
1940 Act and the Rules and Regulations thereunder.

Action by the Trust under (a) above may be taken either (i) by vote of a majority of its
Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

6.           CERTAIN DEFINITIONS.

For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.                                                                          ·

For the purposes of  this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder; and the term "brokerage and research services" shall be construed in a manner consistent with the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7.           NONLIABILITY OF ADVISOR.

Notwithstanding any other agreement to the contrary, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, its partners, officers, directors, employees or  agents or reckless disregard of  the Advisor's obligations and duties hereunder, neither the Advisor nor its officers, directors, employees or agents shall be subject to any liability to the Trust or to the Manager, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder, unless the Advisor is claiming indemnity from any of them in connection herewith, but then only to the extent of the indemnity obtained.   The Manager  agrees  that  in  the Advisor's performance of services under   this  Contract,   the  Advisor   shall   not  be  liable   for  any  error   in  judgment   in connection with  any  investment decision  made  by  the  Manager  or  any  failure  by  the Advisor   to  execute   a  trade  directed   by  the  Manager   if  the  execution   of  such  trade constitutes   a  violation of  federal  or  state  law,  rule  or  regulation   or  a  breach  of  any fiduciary  or confidential relationship.   Nothing  contained in this Section  7 or anywhere else in this Contract  shall  constitute  a waiver or limitation  of any rights  that the Manager and  the Fund  may  have  under  the federal  securities  laws  or other  applicable federal  or state laws.

8.           VOTING OF SECURITIES.

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The Advisor shall have the power to vote, either in person or by proxy, all securities in which assets of the Fund may be invested from time to time and shall not be required to seek or take instructions from the Manager or the Trustees of the Trust, or to take any action, with respect thereto.

9.         REPRESENTATIONS AND COVENANTS OF THE MANAGER.

(a)        The  Manager  represents that  the  terms of  this Contract do  not  violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise, and that it has the power, capacity and authority to enter into this Contract and to perform in accordance herewith. In addition, the Manager represents, warrants and covenants to the Advisor that it has the power, capacity and authority to commit the Trust to this Contract; that a true and complete copy of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated objectives, policies and restrictions of the Fund have been delivered to the Advisor; and that true and complete copies of every amendment thereto will be delivered to the Advisor as promptly as practicable after the adoption thereof. The Manager agrees that notwithstanding any other provision of this Contract to the contrary, the Advisor will not be bound by any such amendment until the Advisor has received a copy thereof and has had a reasonable opportunity to review it.   The Manager will provide to the Advisor disclosures required to be made by the Manager to the Fund's investors noting the change in strategy of the Fund.

(b)        The  Manager  shall  indemnify and  hold  harmless  the Advisor,  its  partners, officers, employees and agents and each person, if any, who controls the Advisor within the meaning of any applicable law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party's counsel, other than attorneys' fees and costs in relation to the preparation of this Contract; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys' fees and costs or damages arising from the failure of the Advisor to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Contract) to which the Advisor or any other Indemnified Party may become subject under any federal or state law arising from the Manager's (or its respective agents and employees) failure to perform its duties and assume its obligations hereunder or as a result of any failure of the Manager or, if caused by any failure of the Manager, of the Trust or  the Fund, to disclose a  material fact, or any omission  by the Manager, or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, in any document relating to the Trust or the Fund, except any failure or omission caused solely by (i) the incorporation in any such document of information relating to the Advisor which is furnished to the Manager in writing by or with the consent of the Advisor expressly for inclusion in such document or (ii) a breach, of which the Manager was not aware, by the Advisor of its duties hereunder or arising out of a breach by the Manager of Section 11 of this Contract. With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Manager shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Indemnified Party or investigating and/or defending any claim asserted or threatened by any party, subject always to the Manager first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Indemnified Party  was not entitled to indemnification hereunder with respect of such claim.

(c)        No public reference to, or description of, the Advisor or its methodology or work shall be made by the Manager or the Trust, whether in a prospectus, Statement of Additional

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Information or otherwise, unless the Manager provides the Advisor with a reasonable opportunity to review any such reference or description prior to the first use of such reference or description.

10.           REPRESENTATIONS AND COVENANTS OF THE ADVISOR.

(a)         The  Advisor  represents  that  the  terms  of  this  Contract  do  not  violate  any obligation  by which it is bound, whether arising by contract, operation of law, or otherwise, and that  it  has  the  power,  capacity  and  authority  to enter  into  this  Contract  and  to  perform  in accordance herewith.

(b)        The Advisor shall immediately notify the Manager in the event that the Advisor or any of its affiliates:   (I) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Contract; or (2) becomes aware that it the subject of an administrative proceeding or enforcement action by the SEC or any other regulatory authority.  The Advisor further agrees to notify the Manager immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Trust’s Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

(c)         The  Advisor  agrees  to  maintain  such  books  and  records  with  respect  to  its services  to the Fund  as are required under the 1940 Act, and rules adopted  thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required  by  that Section,  and those  rules and  legal  provisions.   The  Advisor  also  agrees  that records it maintains and preserves pursuant to Rule 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request.  The Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

(d)        The Advisor shall provide the Manager with quarterly representations regarding the compliance of its employees with the Advisor’s code of ethics governing personal securities transactions.  The Advisor shall provide the Manager with copies of any revisions to its code of ethics.

(e)         The  Advisor  shall  indemnify  and  hold  harmless  the Manager,  the Trust,    the Fund,  their partners, officers, employees  and agents and each  person, if any, who controls  the Manager  or Fund  within the meaning of any applicable  law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation,  reasonable  fees  and  other  expenses  of an  Indemnified  Party's  counsel,  other  than attorneys'  fees and costs in relation to the preparation of this Contract; each party bearing responsibility  for  its own such costs and  fees), joint or several,  (other  than  liabilities,  losses, expenses, attorneys'  fees and costs or damages arising from the failure of the Manager to perform its responsibilities  hereunder or claims arising from its acts or failure  to act in performing  this Contract) arising from Advisor's  (or its respective agents and employees)  failure to perform  its duties and assume its obligations hereunder,  including any action or claim against the Manager based on any alleged  untrue statement or  misstatement of a material fact  made or provided in writing by or with the consent of Advisor contained in any registration statement, prospectus, shareholder report or other information  or materials relating to the Fund and shares issued by the Fund, or the failure or alleged failure to state a material fact therein required to be stated in order

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that the statements therein are not misleading, which fact should have been made known or provided by the Advisor to the Manager, or arising out of a breach by the Advisor of Section 11 of this Contract or arising out of the Advisor's use the performance track record of the Fund and any other performance related data produced by the Advisor with respect to the Fund even if the Advisor's use of the performance track record is not a breach by the Advisor of Section 11 of this Contract.  With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Advisor shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Indemnified Party of investigating and/or defending any claim asserted or threatened by any party, subject always to the Advisor first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that .the Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

11.       USE OF NAME.

(a)        The Advisor acknowledges that the name of the Trust, the name of the Fund and any derivative thereof and any logo associated therewith, are the valuable property of the Trust and/or one or more of its affiliates.  During the term of this Contract, the Advisor may from time to time without the further consent of the Trust, identify itself as the investment sub-adviser to the Manager with respect to the Fund in any of the Advisor's regulatory filings and in written marketing materials used in marketing the investment advisory services of the Advisor.   The Advisor may not otherwise publish, and may not otherwise use, the name of the Fund (as it may be changed from time to time while the Advisor provides services pursuant to this Contract) or publish any derivative thereof or logo associated with that name or the name of the Trust, including "Pear Tree Funds®", without the express written consent of the Manager.  If, at any time, the Trust grants the Advisor a right or a license to use the registered trademark "Pear Tree Funds" or any other registered trade or service mark of the Trust in any written marketing materials or regulatory filings, the Advisor shall expressly state in writing in such marketing material or regulatory filing that such mark is owned by the Trust and/or its affiliates.

(b)        The Advisor may use the performance track record of the Fund and any other performance related data produced by the Advisor with respect to the Fund without any further consent of the Manager or the Fund, provided that such performance information (i) is used to

prepare the performance of an investment strategy composite in  accordance with  SEC advertising    rules   and   or   the   Global   Investment  Performance  Standards   (GIPS®) published  by CFA  Institute,  (ii) is not used to advertise or market the Fund, the Trust or the Manager and (iii) does not specifically identify the Fund or the Trust by name, and provided further that ·nothing herein requires the Trust, the Fund, the Manager or any of their affiliates to prepare, record or maintain any data or other information for the benefit of the Advisor.
(c)           The Manager acknowledges that the name of the Trust, the name of the Fund and any derivative thereof and any logo associated therewith, are the valuable property of the Trust and/or one or more of its affiliates.   During the term of this Contract, the Trust shall have a nonexclusive, non-transferable, non-assignable, royalty-free license to use the name "PanAgora"

in the name of the Fund.
(d)           During the term of this Contract, the Trust shall have a nonexclusive, non-
transferable, non-assignable, royalty-free license to use the name "PanAgora", "PanAgora Asset
Management, Inc." (or any derivative thereof or logo associated therewith).   As between the

parties, the Advisor and its affiliates reserve all right, title and interest in and to the name "PanAgora", "PanAgora Asset Management, Inc." (or derivative or logo) and all intellectual property rights associated therewith.   The name "PanAgora", "PanAgora Asset Management, Inc." (or derivative or logo) is licensed, not sold to Manager. The Manager and the Fund shall

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cease to use the name "PanAgora Asset Management, Inc." (or derivative or logo) promptly upon termination of this Contract.The  Manager  shall  not  publish,  and  may  not  otherwise  use, "PanAgora", "PanAgora  Asset Management, Inc." (or derivative or logo) in any written material used  in  marketing  the Fund  and  in  written  communications  to  investors  in  the Fund  ("Fund Marketing  Materials"),  without the express  written consent  of the Advisor;  provided, however, that any or all the Trust, the Fund, the Manager or their affiliates may, without the consent of the Advisor,  publish  or  otherwise  utilize  "PanAgora", "PanAgora   Asset  Management,  Inc."  (or derivative  or logo) in (i) any communication,  document, instrument or other material that is not Fund  Marketing  Material  and (ii)  any Fund  Marketing  Material  if such  use is: (1)  limited  to stating the name of the Fund and/or the identity of the Advisor as the investment sub-adviser  to the Fund, or (2) necessary or, in the reasonable opinion of the Trust or the Manager, appropriate in order for the Trust, the Manager and/or its affiliates to comply with (A) the Securities Act of

1933, as amended, and the rules thereunder, (B) the rules of the Financial Industry Regulatory

Authority, Inc., or (C) any other applicable law.

(e)         All Fund Marketing Materials shall expressly state that the Advisor is the owner of the registered trademark "PanAgora" in language consistent with and substantially similar to the following example:

"PanAgora" is a registered trademark of PanAgora Asset Management, Inc."

12.           GOVERNING LAW.

This Contract shall be governed  by, and construed  and enforced  in accordance  with, the substantive  laws  of The  Commonwealth  of Massachusetts  without  regard  to its principles  of conflicts of laws, except to the extent such laws shall be preempted by the 1940 Act or by other applicable laws.

13.           INDEPENDENT CONTRACTOR.

Advisor shall for all purposes of this Contract be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Manager, the Trust or the Fund in any way or otherwise be deemed to be an agent of the Fund.  Likewise, the Trust, the Fund, the Manager and their affiliates, agents and employees shall not be deemed agents of the Advisor and shall have no authority to bind the Advisor.

14.           MISCELLANEOUS.

(a)        The captions of this Contract are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)        In the event that the Advisor or Manager  is or becomes a party to any action or proceedings in respect of which indemnification may be sought hereunder, the party seeking indemnification   shall   promptly   notify   the   other   party   thereof.     The   party   from   whom indemnification is sought shall not be liable hereunder for any settlement of any action or claim affected without its written consent, which consent shall not be reasonably withheld.

(c)        This Contract may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, PEAR TREE ADVISORS, INC. and PANAGORA ASSET MANAGEMENT, INC. have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

PEAR TREE ADVISORS, INC. By/S/ Willard L. Umphrey
Willard L. Umphrey

President

PANAGORA ASSET MANAGEMENT, INC.

By: /s/ Louis X. Iglesias
Chief Compliance Officer

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